Exhibit 10.37

AMENDMENT TO EQUITY PURCHASE AGREEMENT

This AMENDMENT TO EQUITY PURCHASE AGREEMENT (this “Amendment”), dated November __, 2018, is by and between MGT Capital Investments, Inc., a Delaware corporation (the “Company”), and L2 Capital, LLC, a Kansas limited liability company (the “Investor”).

WHEREAS, the Company and the Investor are parties to that certain Equity Purchase Agreement, dated August 30, 2018 (the “Equity Purchase Agreement”); and,

WHEREAS, notwithstanding the provision of Section 10.15 of the Equity Purchase Agreement, the Company and the Investor desire to amend the Equity Purchase Agreement as set forth below:

NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties, and other good and valuable consideration, the undersigned agree as follows:

1.	The Equity Purchase Agreement shall be amended as follows:

a.	In Article I, entitled, “Certain Definitions,” the Defined Terms set forth in Section 1.2 of “Market Price,” “Maximum Commitment Amount,” and “Purchase Price” shall each be replaced and restated in its entirety by:

i.	“Market Price” shall mean the lowest traded price on the Principal Market for any Trading Day during the Valuation Period, as reported by Bloomberg Finance L.P. or other reputable source.

ii.	“Maximum Commitment Amount” shall mean Fifty Million Dollars ($50,000,000.00).

iii.	“Purchase Price” shall mean 95.0% of the Market Price on such date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement.

b.	The reference to “Thirty-Five Million Dollars ($35,000,000) in the Recitals to the Equity Purchase Agreement shall be replaced with “Fifty Million Dollars ($50,000,000).”

2.	Except as herein provided, the terms of the Equity Purchase Agreement shall remain in full force and effect and the undersigned hereby ratify and affirm the terms of the Equity Purchase Agreement as modified by this Amendment.

3.	Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Equity Purchase Agreement.

4.	This Amendment shall be governed by and construed in accordance with the laws of the State of Kansas. The parties hereto agree that the terms set forth in Sections 10.1, 10.2 and 10.3 of the Equity Purchase Agreement shall be applicable to this Amendment and are hereby incorporated herein.

5.	The parties acknowledge and agree that the recitals set forth above are true and correct and are hereby incorporated in and made a part of this Amendment.

6.	This Amendment may be executed in counterparts (including by facsimile or pdf signature pages or other means of electronic transmission) each of which shall be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MGT CAPITAL INVESTMENTS, INC

By:	/s/ Robert Lowrey
Name:	Robert Lowrey
Title:	Treasurer and Chief Financial Officer

L2 CAPITAL, LLC

By:	/s/ Adam Long
Name:	Adam Long
Title:	Managing Partner